EXHIBIT 1.1

EXECUTION COPY

STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

Pass-Through Certificates

TERMS AGREEMENT

Dated: as of April 26, 2002

To: STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

Re: Underwriting Agreement dated June 25, 1996 between Bear Stearns Mortgage Securities Inc. (the former name of Structured Asset Mortgage Investments Inc.) and Bear, Stearns & Co. Inc.

Underwriter: Issuer:	Bear, Stearns & Co. Inc. (the "Underwriter") Structured Asset Mortgage Investments Trust 2002-3

Series Designation:  Series 2002-3

Class Designation Schedule of the Certificates: Class 1A, Class 2A, Class 3A, Class CC, and Class R Certificates (the "Publicly Offered Certificates")

Terms of the Certificates to be Purchased by the Underwriter: As provided in the Prospectus Supplement dated as of April 26, 2002 (to Prospectus dated March 15, 2001).

The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

Defined Terms: Terms not otherwise defined herein shall have the meanings given to such terms in the Trust and Pooling Agreement, dated as of April 1, 2002, among Structured Asset Mortgage Investments Inc., as seller, U.S. Bank National Association, as trustee and U.S. Bank Trust National Association, as Delaware trustee.

Form of Certificates Being Purchased by the Underwriter: Book-Entry except for the Class R Certificate which will be in certificated, fully registered form.

Distribution Dates: The third Business Day after the 25th day (or if the 25th day is not a Business Day, the following Business Day) of each month commencing on May 30, 2002.

Certificate Rating for the Certificates Being Purchased by the Underwriters:

                                            Rating
             ------------------------------------------------------------------
Class                 Standard & Poor's                         Fitch
-----                 -----------------                         -----
1A                           AAA                                 AAA
2A                           AAA                                 AAA
3A                           AAA                                 AAA
CC                           AAA                                 AAA
R                            AAA                                 AAA

Pooled Securities: The Pooled Securities to be included in the Structured Asset Mortgage Investments Trust 2002-3 are as described in Annex A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be 101.108557% (plus $1,672,039 in accrued interest).

Credit Enhancement: None.

Closing Date: April 30, 2002, 9:00 a.m., New York time.

[Remainder of Page Intentionally Left Blank]

The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.

BEAR, STEARNS & CO. INC.

By:  /s/ Thomas Marano
       Name:  Thomas Marano
       Title: Senior Managing Director

Accepted:

STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

By:  /s/ Thomas Marano
       Name:  Thomas Marano
       Title: Senior Vice President

Annex A

LIST OF POOLED SECURITIES

Pooled Security	Full Name of Series & Class	Original Principal Balance

1.	ABN AMRO Mortgage Corporation Mortgage Pass-Through Certificates, Series 1998-1, Class IA-1	$78,344,523.00

2.	Chemical Mortgage Securities, Inc. Multi-Class Mortgage Pass-Through Certificates, Series 1994-3, Class A-6	$76,412,000.00

3.	GE Capital Mortgage Services, Inc. REMIC Multi-Class Pass-Through Certificates, Series 1996-6, Class A12	$33,297,000.00

4.	GE Capital Mortgage Services, Inc. REMIC Multi-Class Pass-Through Certificates, Series 1997-9, Class 1-A11	$71,151,461.00

5.	HomeSide Mortgage Securities, Inc. Multi-Class Mortgage Pass-Through Certificates, Series 1998-2, Class IA-1	$58,517,613.00

6.	Mellon Residential Funding Corporation Mortgage Pass-Through Certificates, Series 1998-2, Class A-11	$96,804,822.00

7.	The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1995-7, Class A-11	$30,295,000.00

8.	The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1996-6, Class A-4	$70,090,413.28

9.	PNC Mortgage Securities Corp. Mortgage Pass-Through Certificates, Series 1995-2, Class A-7	$90,167,622.00

10.	PNC Mortgage Securities Corp. Mortgage Pass-Through Certificates, Series 1998-1, Class II-A-1	$75,918,826.00

11.	Securitized Asset Sales, Inc. Mortgage Pass-Through Certificates, Series PHM/1995-4, Class A-8	$117,679,126.01